EXHIBIT 23A


HANSEN, BARNETT & MAXWELL
      A Professional Corporation
     CERTIFIED PUBLIC ACCOUNTANTS

                                                      (801) 532-2200
   Member of AICPA Division of Firms                Fax (801) 532-7944
            Member of SECPS                     345 East Broadway, Suite 200
Member of Summit International Associates     Salt Lake City, Utah 84111-2693




         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
Cascade Sled Dog Adventures, Inc.

As independent certified public accountants, we hereby consent to the use of our report dated March 11, 2001 with respect to the financial statements of Cascade Sled Dog Adventures, Inc. as of December 31, 2000, for the years ended December 31, 2000 and 1999 and for the cumulative period from May 1, 1998 (date of inception) through December 31, 2000 included in the Registration Statement on Form SB-2/A Amendment No.2 of Cascade Sled Dog Adventures, Inc. for the registration of 1,500,658 shares of common stock (the "Registration Statement"). We also consent to the use of our name in the "Experts" section of the Registration Statement.


                                              /s/ Hansen, Barnett & Maxwell
                                              HANSEN, BARNETT & MAXWELL
Salt Lake City, Utah
June 15, 2001